UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Effective September 3, 2014, BJ’s Restaurants, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement with Bank of America, N.A. (“BofA” or “Administrative Agent”) and JPMorgan Chase Bank, N.A. (together with BofA, the “Lenders”), pursuant to which the Company increased its existing unsecured revolving line of credit (the “Line of Credit”) to $150,000,000. The Line of Credit may be increased up to $200,000,000 at the Company’s request, with the consent of the Administrative Agent and the agreement of one or more Lenders, and upon satisfaction of certain criteria. The Line of Credit is guaranteed by the Company’s subsidiaries and may be used for working capital and other general corporate purposes. While the Company is not obligated to utilize the Line of Credit, it is expected that the Line of Credit will be used primarily for the issuance of letters of credit in connection with the Company’s insurance program and to fund a portion of the Company’s announced stock repurchase program. The Line of Credit replaces and supersedes the Company’s existing Credit Agreement, dated as of February 17, 2012, with BofA (the “Prior Line of Credit”) which provided for a $75,000,000 unsecured line of credit. In connection with the establishment of the Line of Credit, outstanding letters of credit issued under the Company’s Prior Line of Credit will remain issued and outstanding under the Line of Credit.

Borrowings under the Line of Credit bear interest at either LIBOR plus a percentage not to exceed 1.75% or at a rate ranging from BofA’s Prime Rate to 0.75% above BofA’s Prime Rate depending on the level of lease and debt obligations of the Company as compared to EBITDA and lease expenses. Pursuant to the Line of Credit, the Company will be required to pay certain customary fees and expenses associated with maintenance and use of the Line of Credit including letter of credit issuance fees and unused commitment fees. Interest on the Line of Credit is payable monthly and the Line of Credit expires, and all borrowings thereunder must be repaid on or before, September 3, 2019.

The Line of Credit contains certain representations and warranties, affirmative and negative covenants and events of default that are customary for credit arrangements of this type, including covenants which restrict the Company’s ability to, among other things, create liens, borrow money (other than purchase money indebtedness and trade credit, lease obligations incurred in the ordinary course, and similar ordinary course liabilities), and engage in mergers, consolidations, significant asset sales and certain other transactions. The Company also agreed to maintain specified fixed charge coverage and overall debt ratios which, if not met, would place additional customary restrictions on the Company, including the ability to redeem or repurchase stock or pay dividends.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company entering into the Line of Credit, the Company terminated the Prior Line of Credit as described in Item 1.01 above which is incorporated herein by this reference. The terms of the Prior Line of Credit are generally described in Item 1.01 of the Company’s Form 8-K filed on February 23, 2012 and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the description contained in Item 1.01 above which is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: September 9, 2014	By:	/s/ Gregory A. Trojan
Gregory Trojan,
President and Chief Executive Officer

	By:	/s/ Gregory S. Levin
Gregory S. Levin,
Executive Vice President, Chief
Financial Officer, and Principal Accounting Officer